UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 9, 2017

Dominion Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 9, 2017, Dominion Resources, Inc. (the Company) entered into an underwriting agreement (the Underwriting Agreement) with Barclays Capital Inc., Citigroup Global Markets Inc. and UBS Securities LLC, as Representatives for the underwriters named in the Underwriting Agreement, for the sale of $400,000,000 aggregate principal amount of the Company’s 2017 Series A 1.875% Senior Notes due 2019 and $400,000,000 aggregate principal amount of the Company’s 2017 Series B 2.75% Senior Notes due 2022. Such Senior Notes, which are designated the 2017 Series A 1.875% Senior Notes due 2019 and the 2017 Series B 2.75% Senior Notes due 2022, are Senior Debt Securities that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement became effective on December 19, 2014 (File No. 333-201149). A copy of the Underwriting Agreement, including exhibits thereto, is filed as Exhibit 1.1 to this Form 8-K.

The Ninth and Tenth Supplemental Indentures to the Company’s June 1, 2015 Senior Indenture, pursuant to which the Senior Notes will be issued, are filed as Exhibits 4.2 and 4.3, respectively, to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibits

1.1	Underwriting Agreement, dated January 9, 2017, among the Company and Barclays Capital Inc., Citigroup Global Markets Inc. and UBS Securities LLC, as Representatives for the underwriters named in the Underwriting Agreement.*

4.1	Senior Indenture, dated June 1, 2015, by and between the Company and Deutsche Bank Trust Company Americas, as Trustee (Exhibit 4.1, Form 8-K filed June 15, 2015, File No. 1-8489, incorporated by reference).

4.2	Ninth Supplemental Indenture to the Senior Indenture, dated January 1, 2017, pursuant to which the 2017 Series A 1.875% Senior Notes due 2019 will be issued. The form of the 2017 Series A 1.875% Senior Notes due 2019 is included as Exhibit A to the Ninth Supplemental Indenture.*

4.3	Tenth Supplemental Indenture to the Senior Indenture, dated January 1, 2017, pursuant to which the 2017 Series B 2.75% Senior Notes due 2022 will be issued. The form of the 2017 Series B 2.75% Senior Notes due 2022 is included as Exhibit A to the Tenth Supplemental Indenture.*

5.1	Opinion of McGuireWoods LLP.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ James R. Chapman
Name:	James R. Chapman
Title:	Senior Vice President – Mergers & Acquisitions and Treasurer

Date: January 12, 2017